UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2019

U.S. ENERGY CORP.

(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

950 S. Cherry St., Suite 1515, Denver, Colorado	80246
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Not Applicable

Former Name, Former Address or Former Fiscal Year,
If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 (b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 16, 2019, the United States District Court for the District of Colorado entered an order (the “Order”) granting interim preliminary injunctive relief to APEG Energy II, LP (“APEG”) in APEG’s suit against David Veltri, alleging that Mr. Veltri, without authorization, holds himself out to be and acts as President and Chief Executive Officer of U.S. Energy Corp, a Wyoming corporation (the “Company”). Pursuant to the Order, a copy of which is filed as Exhibit 99.1 to this report and incorporated herein by reference, among other things:

●	Mr. Veltri is preliminarily enjoined from acting as, or holding himself out to be, President and/or Chief Executive Officer of the Company; and

●	Ryan Smith, the Chief Financial Officer of the Company, is appointed temporary custodian of the Company with the charge to act as Interim Chief Executive Officer and, by virtue of that charge and the bylaws of the Company, the Chairman of the Board of Directors of the Company (the “Board”).

As temporary custodian of the Company, Mr. Smith shall have all the powers normally attendant to the position of Chief Executive Officer of the Company, except as noted in the Order. In addition, pursuant to the Order, as temporary custodian of the Company, Mr. Smith shall forthwith call a meeting of the Board for the purpose of constituting, by May 23, 2019, an audit committee that complies with the requirements of the Nasdaq Stock Market (“Nasdaq”), and shall cause the Company to report as much to Nasdaq. Or, if for some reason a compliant audit committee cannot be timely constituted, Mr. Smith shall submit a plan for such reconstitution to Nasdaq by May 23, 2019.

In a meeting of the Board duly convened on May 20, 2019, the Company has confirmed (i) the composition of the Company’s Audit Committee as it was constituted as of July 17, 2017, with each of Javier Pico, John Hoffman and Weldon Chitwood and (ii) as so constituted that the Audit Committee would continue to operate with full authority as provided by the Company’s Bylaws. In addition, the Board ratified, approved and confirmed all actions taken by the Audit Committee as so constituted since its formation.

The Company intends to submit a plan to Nasdaq for regaining compliance with the Nasdaq Listing Rules by the May 23, 2019 deadline. Moreover, the Company continues to work with Nasdaq to diligently enable the filing of the Form 10-K with the Securities and Exchange Commission as soon as reasonably practicable.

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the expected timing for the filing of the Form 10-K, the Company’s ability to regain compliance with the Exchange’s requirements for continued listing and related matters. These statements are subject to risks and uncertainties, including the failure of the Company to file the Form 10-K on its expected timeline, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	May 16, 2019 Order from the United States District Court for the District of Colorado Granting Interim Preliminary Injunctive Relief and Appointing Ryan Smith as Interim Custodian.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: May 20, 2019	By:	/s/ Ryan Smith
Ryan Smith
Interim Chief Executive Officer & President